As filed with the Securities and Exchange Commission on June 19, 2007

Registration No. 333-

Securities and Exchange Commission

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XCEL ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	4931	41-0448030
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

414 Nicollet Mall — 5th Floor
Minneapolis, Minnesota 55401-1993
(612) 330-5500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard C. Kelly Chairman, President and Chief Executive Officer Xcel Energy Inc. 414 Nicollet Mall — 5th Floor Minneapolis, Minnesota 55401-1993 (612) 330-5500	Benjamin G.S. Fowke, III Vice President and Chief Financial Officer Xcel Energy Inc. 414 Nicollet Mall — 5th Floor Minneapolis, Minnesota 55401-1993 (612) 330-5500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Robert J. Joseph

Jones Day

77 West Wacker

Chicago, Illinois 60601-1692

(312) 269-4176

Approximate date of commencement of proposed sale to the public:  As soon as practicable on or after the effective date of this Registration Statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
5.613% Senior Notes, Series B due 2017	$253,979,000	100%	$253,979,000	$7,798

(1)  Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 19, 2007

PRELIMINARY PROSPECTUS

Offer to Exchange $253,979,000 5.613% Senior Notes, Series B due 2017 For Any and All Outstanding $253,979,000 5.613% Senior Notes, Series A due 2017

The Exchange Notes

•                  The terms of the 5.613% Senior Notes, Series B due 2017, to be issued, which we refer to as the exchange notes, are substantially identical to the outstanding 5.613% Senior Notes, Series A due 2017, which we refer to as the outstanding notes, that were issued on March 30, 2007, except for transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes that will not apply to the exchange notes.

•                  Interest on the exchange notes will accrue at a rate of 5.613% per year, payable on April 1 and October 1 of each year, beginning on October 1, 2007.

•                  The exchange notes will not be guaranteed by any of our subsidiaries.

•                  The exchange notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured debt.

•                  We do not intend to list the exchange notes on any securities exchange or for quotation through any automated dealer quotation system, and no active market for the exchange notes is anticipated.

The Exchange Offer

•                  The exchange offer will expire at 5:00 p.m., New York City time, on                      , 2007, unless we extend the exchange offer. We refer to such date and time, as it may be extended, as the expiration date.

•                  All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes that are registered under the Securities Act of 1933.

•                  You may withdraw your tender of outstanding notes at any time before the expiration date.

•                  The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered.

•                  The exchange offer is subject to specified conditions, which we may waive in our sole discretion, including that it must not violate applicable law or any applicable interpretation of any law by the Staff of the Securities and Exchange Commission.

•                  We will not receive any cash proceeds from the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

Please consider carefully the specific factors set forth under the heading “Risk Factors” beginning on page 10 of this prospectus before deciding whether to participate in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer, nor have any of these authorities determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2007.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus but that is contained in documents that we file with the Securities and Exchange Commission, or the SEC. You may obtain copies of these documents that are incorporated by reference into this prospectus, without charge, from the website maintained by the SEC at http://www.sec.gov, as well as other sources.

You may also obtain copies of the incorporated documents from us, without charge, upon written or oral request to:

Corporate Secretary
Xcel Energy Inc.
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

To obtain timely delivery, security holders must request the information incorporated by reference no later than five days prior to the expiration date.

For more information, see “Where You Can Find More Information” and “Documents Incorporated by Reference.”

You should rely on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone does provide you with different or inconsistent information, you should not rely on it. We are not making the exchange offer in any jurisdiction where the exchange offer is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus, and the information in the documents incorporated by reference into this prospectus speaks only as of the respective dates of those documents or the dates on which they were filed with the SEC, as applicable. Our business, financial condition, results of operations and prospects may have changed since such dates.

i

In making an investment decision, you must rely on your own examination of us and the terms of the exchange offer, including the merits and risks involved. You should not construe anything in this prospectus as legal, business or tax advice. You should consult your own advisors as needed to make your investment decision and to determine whether you are legally permitted to participate in the exchange offer under applicable laws and regulations.

None of Xcel Energy Inc., the exchange agent or any affiliate of them makes any recommendation as to whether or not holders of the outstanding notes should exchange their outstanding notes for the exchange notes in response to the exchange offer.

ii

SUMMARY

The following summary highlights selected information included in or incorporated by reference into this prospectus and may not contain all of the information that is important to you. This prospectus includes the basic terms of the exchange offer and the exchange notes we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety, including the documents incorporated by reference. Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Xcel Energy,” “we,” “our,” “ours” and “us” refer to Xcel Energy Inc. and its consolidated subsidiaries.

Company Overview

We are a public utility holding company with four major public utility subsidiaries: Northern States Power Company, a Minnesota corporation, or NSP-Minnesota; Northern States Power Company, a Wisconsin corporation, or NSP-Wisconsin; Public Service Company of Colorado, a Colorado corporation, or PSCo; and Southwestern Public Service Company, a New Mexico corporation, or SPS. NSP-Minnesota serves approximately 1.4 million electric customers and 0.5 million gas customers in Minnesota, North Dakota and South Dakota. NSP-Wisconsin serves approximately 245,000 electric customers and 100,000 gas customers in northern Wisconsin and Michigan. PSCo serves approximately 1.3 million electric customers and approximately 1.3 million gas customers in Colorado. SPS serves approximately 386,000 electric customers in portions of Texas and New Mexico. We also have several non-utility subsidiaries, including Eloigne Co.

We were incorporated in 1909 under the laws of Minnesota as Northern States Power Company. On August 18, 2000, we merged with New Century Energies, Inc. and our name was changed from Northern States Power Company to Xcel Energy Inc. Our principal executive offices are located at 414 Nicollet Mall, Minneapolis, Minnesota 55401 and our telephone number is (612) 330-5500.

Background

On March 30, 2007, we consummated our offer to exchange up to $350,000,000 aggregate principal amount of our 7% Senior Notes, Series due 2010, or the old notes, for new 5.613% Senior Notes, Series A due 2017, which we refer to as the outstanding notes. We sometimes refer to the offer to exchange the old notes for outstanding notes as the original exchange offer. Pursuant to the original exchange offer, we issued $253,979,000 aggregate principal amount of the outstanding notes. In connection with the original exchange offer, we entered into a registration rights agreement with the dealer managers of the original exchange offer. Under the registration rights agreement, we agreed, for the benefit of the holders of the outstanding notes, at our cost to use our commercially reasonable efforts to, among other things:

•                  file, no later than 90 days after the settlement date of the original exchange offer, a registration statement with the SEC, with respect to a registered offer, or the exchange offer, to exchange the outstanding notes for exchange notes, which will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain transfer restrictions or be subject to registration rights or additional interest;

•                  cause the registration statement to be declared effective within 225 days after the settlement date of the original exchange offer;

•                  complete the exchange offer within 270 days after the settlement date of the original exchange offer; and

•                  file a shelf registration statement for the resale of the outstanding notes if we cannot consummate the exchange offer or in certain other circumstances.

A copy of the registration rights agreement is filed with the SEC as an exhibit to our current report on Form 8-K dated March 30, 2007.

Summary of the Exchange Offer

The following summary describes the principal terms of the exchange offer, but is not intended to be complete. See the information under the heading “The Exchange Offer” in this prospectus for a more detailed description of the terms and conditions of the exchange offer.

Securities Offered	5.613% Senior Notes, Series B due 2017.

The Exchange Offer

We are offering to exchange up to $253,979,000 aggregate principal amount of our exchange notes, which have been registered under the Securities Act of 1933, as amended, or the Securities Act, in exchange for up to $253,979,000 aggregate principal amount of our outstanding notes, which we issued on March 30, 2007 pursuant to the original exchange offer.

To exchange your outstanding notes for exchange notes, you must properly tender them before the expiration date. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes that are registered under the Securities Act. We will issue the exchange notes promptly after the expiration date. You may tender your outstanding notes for exchange by following the procedures described under the heading “The Exchange Offer — Procedures for Tendering Outstanding Notes.”

Purpose and Effect of the Exchange Offer

We are making the exchange offer to satisfy our obligations under the registration rights agreement. We intend for the filing of the registration statement of which this prospectus is a part to satisfy these obligations. If we do not satisfy these registration obligations, we will be required to pay additional interest to holders of outstanding notes. See “Description of the Exchange Notes.”

Conditions to the Exchange Offer

The exchange offer is subject to specified conditions described under the caption “The Exchange Offer — Conditions to the Exchange Offer,” which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered.

Extensions; Amendments	We reserve the right, subject to applicable law, at any time and from time to time, but before the expiration date:

•

to extend the expiration date of the exchange offer and retain all outstanding notes tendered pursuant to the exchange offer subject to the right of tendering holders to withdraw their tender of outstanding notes;

• to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted, if one or more specified conditions occur; or

• to waive any condition or amend the terms of the exchange offer in any manner.

See “The Exchange Offer — Expiration Date; Extensions; Amendments” for more information.

Denomination on Exchange Notes	Exchange notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

Expiration Date; Tenders

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2007, unless we extend the exchange offer. Such date, as it may be extended, is referred to as the expiration date. We will extend the exchange offer as required by applicable law, and may choose to extend the exchange offer in our sole discretion. If we decide for any reason not to accept any outstanding notes you have tendered for exchange, those outstanding notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. See “The Exchange Offer — Procedures for Tendering Outstanding Notes” for a more complete description of the tender provisions.

Withdrawal Rights

You may withdraw tenders of outstanding notes at any time before the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent in conformity with the procedures discussed under “The Exchange Offer — Withdrawal of Tenders; Return of Outstanding Notes.”

Settlement Date	The settlement date of the exchange offer will be promptly after the expiration date, which is expected to be the third business day following the expiration date.

Certain U.S. Federal Tax Consequences

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable disposition of outstanding notes for U.S. federal income tax purposes. For additional information, see “Certain U.S. Federal Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Procedures for Tendering Outstanding Notes

To tender outstanding notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message (as defined below) in lieu of such letter of transmittal, to the exchange agent before to the expiration date. In addition, either:

•

a book-entry confirmation of such outstanding notes, if such procedure is available, into the exchange agent’s account at The Depository Trust Company, which we refer to as the Depository or DTC, pursuant to the procedure for book-entry transfer, as described under “The Exchange
Offer — Book-Entry Transfers,” must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal, or

• certificates for such outstanding notes must be received by the exchange agent along with the letter of transmittal.

See “The Exchange Offer — Procedures for Tendering Outstanding Notes

If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your outstanding notes pursuant to the exchange offer.

In the alternative, you may comply with the guaranteed delivery procedures described under “The Exchange Offer — Guaranteed Delivery Procedures.”

Please do not send your letter of transmittal or certificates representing your outstanding notes to us. Those documents should be sent only to the exchange agent. Questions regarding how to tender and requests for information with respect to exchange offer procedures should be directed to the exchange agent. For additional information, see “The Exchange Offer — Exchange Agent.”

Special Procedures for Beneficial Owners

If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your outstanding notes pursuant to the exchange offer. For additional information, see “The Exchange Offer — Procedures for Tendering Outstanding Notes.”

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes, your outstanding notes will continue to be subject to the restrictions on transfer described in the outstanding notes. In general, outstanding notes may not be offered or sold unless registered or exempt from registration under the Securities Act, or in a transaction not subject to the registration requirements of the federal securities laws and applicable state securities laws. See “Risk Factors — Risks Related to the Exchange Offer” and “The Exchange Offer — Consequences of Failure to Exchange.” Following the completion of the exchange offer, we will have no obligation to exchange outstanding notes for exchange notes.

Resale of Exchange Notess

We believe that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without further compliance with the registration and prospectus delivery provisions of the federal securities laws, provided that:

	•	you are not an affiliate of ours within the meaning of Rule 405 under the Securities Act;

	•	you are not a broker-dealer who exchanged old notes acquired directly from us for your own account for outstanding notes in the original exchange offer;

	•	you are acquiring the exchange notes under the exchange offer in the ordinary course of your business;

	•	you have no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes;

	•	you are not engaged in, and do not intend to engage in, a distribution, within the meaning of the Securities Act, of the exchange notes; and

	•	you are not prohibited by law or any policy of the SEC from participating in the exchange offer.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The staff has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

If our belief regarding resale is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

In addition, in connection with any resales of the exchange notes, any broker-dealer that acquires exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. See “The Exchange Offer — Purpose and Effect of the Exchange Offer,” “The Exchange Offer — Resale of the Exchange Notes” and “Plan of Distribution.”

Dissenters’ Rights of Appraisals	You do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agents

The exchange agent for the exchange offer is Wells Fargo Bank, N.A. The address, telephone number and facsimile number of the exchange agent are set forth in the “The Exchange Offer — Exchange Agent” and in the letter of transmittal.

For additional information, see “The Exchange Offer,” which includes more detailed information concerning the exchange offer.

The Exchange Notes

The following summary describes the principal terms of the exchange notes, but is not intended to be complete. See the information under the heading “Description of the Exchange Notes” in this prospectus for a more detailed description of the terms and conditions of the exchange notes.

Exchange Notes	The terms of the exchange notes to be issued will be substantially identical to the outstanding notes, except that the exchange notes offered in the exchange offer:

• will have been registered under the Securities Act;

• will not have transfer restrictions or registration rights that relate to the outstanding notes; and

• will not have rights relating to the payment of additional interest to holders of outstanding notes if we fail to timely commence and complete the exchange offer.
A brief description of the exchange notes is set forth below. For additional information regarding the exchange notes, see “Description of the Exchange Notes.”

Maturity	April 1, 2017.

Interest Rate

Interest on the exchange notes will accrue at a rate of 5.613% per year. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the outstanding notes surrendered in exchange for the exchange notes or, if no interest has been paid on the outstanding notes, from the date of their original issuance, which was March 30, 2007.

Interest Payment Dates	Interest on the exchange notes will be payable semi-annually on April 1 and October 1, beginning on October 1, 2007.

Ranking

The exchange notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness. The exchange notes will be effectively subordinated to any indebtedness of our subsidiaries.

Optional Redemption	We may redeem the exchange notes at any time, in whole or in part, at a make-whole redemption price, as described in this prospectus. See “Description of the Exchange Notes — Optional Redemption.”

Book-Entry; Delivery and Form

The exchange notes will be issued as one or more global notes. See “Description of the Exchange Notes — Book-Entry Notes” and “Description of the Exchange Notes — Book-Entry; Delivery and Form.” The global notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described under “Description of the Exchange Notes — Book-Entry; Delivery and Form.” Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Except as set forth under “Description of the Exchange Notes — Book-Entry; Delivery and Form,” holders of the exchange notes will not be entitled to receive physical delivery of definitive exchange notes or to have exchange notes issued and registered in their names and will not be considered the owners or holders of the exchange notes under the indenture governing the exchange notes. Interests in the global notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

Listing	We do not intend to list the exchange notes on any securities exchange or for quotation through any automated dealer quotation system, and no active market for the exchange notes is anticipated.

Risk Factors

See “Risk Factors” beginning on page 10 of this prospectus for a discussion of factors that should be considered by holders of outstanding notes before tendering their outstanding notes in the exchange offer.

Summary Consolidated Financial Data

The following tables set forth our summary historical consolidated financial and other data as of the dates and for the periods indicated. The summary historical consolidated financial and other data as of and for the fiscal year ended December 31, 2004, 2005 and 2006 are derived from our consolidated financial statements, which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. The information as of and for the three months ended March 31, 2006 and 2007 was derived from our unaudited interim consolidated financial statements and include, in the opinion of management, all normal and recurring adjustments necessary to present fairly the information for such periods. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2007. You should read the following selected consolidated financial information together with “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and our historical consolidated financial statements, including the related notes, in each case, in our annual report on Form 10-K for the fiscal years ended December 31, 2004, 2005 and 2006, and our quarterly report on Form 10-Q for the period ended March 31, 2007, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Documents Incorporated by Reference.”

	Fiscal year ended December 31,					Three months ended March 31,
	2002	2003	2004	2005	2006	2006	2007
	(Millions of Dollars)
Consolidated Statement of Operations Data:
Operating revenues	$6,893	$7,731	$8,216	$9,625	$9,840	$2,888	$2,764
Operating expenses	$5,717	$6,607	$7,140	$8,533	$8,663	$2,575	$2,486
Income from continuing operations	$549	$523	$522	$499	$569	$150	$119
Net income (loss)	$(2,218)	$622	$356	$513	$572	$151	$120

	As of December 31,					As of March 31,
	2002	2003	2004	2005	2006	2007
	(Millions of Dollars, Except Ratios)
Consolidated Balance Sheet Data:
Total assets	$29,436	$20,205	$20,305	$21,505	$21,958	$21,979
Long-term debt(a)	$5,294	$6,494	$6,493	$5,898	$6,450	$6,452

(a)	Long-term debt includes only debt of continuing operations.

(b)

The 2002 average number of common and potentially dilutive shares has been restated to include the effect of dilutive securities, which were excluded in 2002 due to our loss from continuing operations. Including these securities would have been antidilutive, or would have reduced the reported loss per share. In 2002, the loss from continuing operations that was caused by NRG Energy Inc., or NRG, made some securities “antidilutive” or would have reduced the reported loss per share. In 2003, NRG’s results were reclassified to discontinued operations.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for each of the last five fiscal years and for the three months ended March 31, 2007 appears below.

	Three Months Ended March 31,		Fiscal Years Ended
	2007	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	2.0	2.2	2.1	2.2	2.2	2.5

RISK FACTORS

You should consider carefully the following risks and all of the information set forth in or incorporated by reference into this prospectus, including the risk factors identified in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in our other SEC filings, before tendering your outstanding notes for exchange in the exchange offer.

Risks Related to the Exchange Notes

An active trading market for the exchange notes may not develop.

There is no existing trading market for the exchange notes. We do not intend to list the exchange notes on any securities exchange or for quotation through any automated dealer quotation system. Although the dealer managers for the original exchange offer may make a market in the exchange notes after the completion of the exchange offer, they are not obligated to do so and may discontinue any such market-making activities at any time without notice. Even if a trading market for the exchange notes develops, the liquidity of any market for the exchange notes will depend upon the number of holders of the exchange notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the exchange notes and other factors. Accordingly, no assurance can be given as to the liquidity of, or adequate trading markets for, the exchange notes.

We must rely on cash from our subsidiaries to make payments on the exchange notes.

We are a holding company, and thus, our investments in our subsidiaries are our primary assets. Substantially all of our operations are conducted by our subsidiaries. Consequently, our operating cash flow and our ability to service our indebtedness, including making payments on the exchange notes, depend upon the operating cash flow of our subsidiaries and the payment of funds by them to us in the form of dividends. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due pursuant to our obligations or to make any funds available for that purpose, whether by dividends or otherwise. In addition, each subsidiary’s ability to pay dividends to us depends on any statutory and/or contractual restrictions that may be applicable to such subsidiary, which may include requirements to maintain minimum levels of equity ratios, working capital or other assets.

Our utility subsidiaries are regulated by various state utility commissions that generally possess broad powers to ensure that the needs of the utility customers are being met. To the extent that the state commissions attempt to impose restrictions on the ability of our utility subsidiaries to pay dividends to us, it could adversely affect our ability to make payments on the exchange notes.

As a holding company, our ability to participate in any distribution of assets of a subsidiary is subordinate to the claims of creditors of the subsidiary. As of May 31, 2007, our subsidiaries had approximately $14.4 billion of indebtedness and other liabilities outstanding.

The exchange notes are effectively subordinated to any secured obligations that we may have outstanding and to the obligations of our subsidiaries.

The exchange notes represent our unsecured obligations. Accordingly, our secured creditors will have claims that are superior to your claims as holders of the exchange notes to the extent of the value of the assets securing other indebtedness. In the event of any distribution or payment of our assets in foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, our secured creditors will have a superior claim to those of our assets that constitute their collateral. If any of the foregoing events occur, we cannot assure you that there will be sufficient assets to pay amounts due on the exchange notes. Holders of the exchange notes will participate ratably with all holders of our unsecured senior indebtedness, and with all of our other general senior creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. As a result, holders of the exchange notes may receive less, ratably, than our secured creditors.

Our obligations under the exchange notes are the general unsecured obligations of Xcel Energy and are not being guaranteed by our subsidiaries. As a result, the exchange notes will rank equally with all of our existing and future senior unsecured debt, but you will not have any claim as a creditor against our subsidiaries. All direct indebtedness and liabilities of our subsidiaries will effectively be senior to any right of the holders of the exchange notes to realize any value from our subsidiaries. Our subsidiaries will have no obligation to pay any amounts due on the exchange notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Any payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations and could be subject to statutory or contractual restrictions. As a result of the foregoing, we cannot assure you that there will be sufficient assets to pay amounts due on the exchange notes.

Risks Related to Exchange Offer

The trading market for unexchanged outstanding notes could be limited.

The trading market for unexchanged outstanding notes could become significantly more limited after the exchange offer due to the reduction in the amount of outstanding notes outstanding upon consummation of the exchange offer. If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to the transfer restrictions described in the outstanding notes and the indenture governing the outstanding notes. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or exempt from or offered or sold in a transaction not subject to registration. We do not plan to register the outstanding notes under the Securities Act after completion of the exchange offer.

Therefore, if your outstanding notes are not exchanged for exchange notes in the exchange offer because you do not participate in the exchange offer, it may become more difficult for you to sell or otherwise transfer your outstanding notes. This reduction in liquidity may in turn reduce the market price, and increase the price volatility, of the outstanding notes. There is a risk that an active trading market in the unexchanged outstanding notes will not exist, develop or be maintained, and we cannot give you any assurances regarding the prices at which the unexchanged outstanding notes may trade in the future.

If you participate in the exchange offer for the purpose of participating in the distribution of the exchange notes or are our affiliate, you may still be subject to various transfer restrictions.

If you exchange your outstanding notes for exchange notes in the exchange offer for the purpose of participating in the distribution of the exchange notes, you may be deemed an underwriter under the Securities Act. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale or other transfer of the exchange notes. If you are deemed to be an underwriter and do not comply with these requirements, you may incur liability under the Securities Act, which we do not and will not assume or indemnify against. In addition, our affiliates may offer to resell, resell or otherwise transfer the exchange notes only if they comply with the provisions of Rule 144 under the Securities Act or another available exemption.

If you fail to comply with the exchange offer procedures, your outstanding notes will not be accepted for exchange and will continue to be subject to existing transfer restrictions, and you may not be able to sell your outstanding notes.

We will not accept your outstanding notes for exchange if you fail to comply with any of the exchange offer procedures described in this prospectus and the accompanying letter of transmittal. You will receive exchange notes in exchange for your outstanding notes only if, on or prior to the expiration date, you deliver all of the following to the exchange agent:

•                  certificates for the outstanding notes or a book-entry confirmation of a book-entry transfer of the outstanding notes into the exchange agent’s account at DTC;

•                  the letter of transmittal, properly completed and signed by you, together with any required signature guarantees or agent’s message in lieu thereof; and

•                  any other documents required by the letter of transmittal.

You should allow sufficient time to ensure that the exchange agent receives all required documents before the exchange offer expires. Neither we nor the exchange agent has any duty to inform you of defects or irregularities with respect to the tender of your outstanding notes for exchange.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents it incorporates by reference, contains statements that are not historical fact and constitute “forward-looking statements.”  When we use words like “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “should” or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•                  Economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures;

•                  The risk of a significant slowdown in growth or decline in the U.S. economy, the risk of delay in growth recovery in the U.S. economy or the risk of increased cost for insurance premiums, security and other items;

•                  Trade, monetary, fiscal, taxation and environmental policies of governments, agencies and similar organizations in geographic areas where we have a financial interest;

•                  Customer business conditions, including demand for their products or services and supply of labor and materials used in creating their products and services;

•                  Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the SEC, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;

•                  Availability or cost of capital such as changes in: interest rates; market perceptions of the utility industry, us or any of our subsidiaries; or security ratings;

•                  Factors affecting utility and non-utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel, nuclear fuel or natural gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; nuclear or environmental incidents; or electric transmission or gas pipeline constraints;

•                  Employee workforce factors, including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;

•                  Increased competition in the utility industry or additional competition in the markets served by us and our subsidiaries;

•                  State, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the electric and natural gas markets; industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;

•                  Rate-setting policies or procedures of regulatory entities, including environmental externalities, which are values established by regulators assigning environmental costs to each method of electricity generation when evaluating generation resource options;

•                  Nuclear regulatory policies and procedures, including operating regulations and spent nuclear fuel storage;

•                  Social attitudes regarding the utility and power industries;

•                  Risks associated with the California power and other western markets;

•                  Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

•                  Technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;

•                  Risks associated with implementations of new technologies; and

•                  Other business or investment considerations that may be disclosed from time to time in our SEC filings or in other publicly disseminated written documents.

You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2006, under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our Quarterly Report on Form 10-Q for the period ended March 31, 2007 and in our other SEC filings. You may obtain copies of these documents as described under “Where You Can Find More Information.”

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.

USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offer. Any outstanding notes that are properly tendered and accepted for exchange pursuant to this exchange offer will be retired and cancelled.

CAPITALIZATION

The following information sets forth our consolidated capitalization as of March 31, 2007. You should read this along with our historical financial statements and accompanying notes incorporated by reference into this prospectus. See “Where You Can Find More Information.”

March 31, 2007
(Dollars in millions)
Short-term debt	$735
Current portion of long-term debt	$236
Long-term debt	$6,452
Total debt	$7,423
Preferred stockholders’ equity	$105
Common stockholders’ equity	$5,868
Total capitalization	$13,396

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the last five fiscal years and for the three months ended March 31, 2007 appears below.

	Three Months Ended March 31,	Fiscal Years Ended
	2007	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	2.0	2.2	2.1	2.2	2.2	2.5

For purposes of computing the ratio of earnings to fixed charges, (1) earnings consist of income from continuing operations plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits and less undistributed equity in earnings of unconsolidated investees; and (2) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On March 30, 2007, we consummated the original exchange offer and issued $253,979,000 aggregate principal amount of the outstanding notes. In connection with the original exchange offer, we entered into a registration rights agreement with the dealer managers of the original exchange offer.

Under the registration rights agreement, we agreed, for the benefit of the holders of the outstanding notes, at our cost to use our commercially reasonable efforts to, among other things:

•                  file, no later than 90 days after the settlement date of the original exchange offer, a registration statement with the SEC, with respect to a registered offer, or the exchange offer, to exchange the outstanding notes for exchange notes, which will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain transfer restrictions or be subject to registration rights or additional interest;

•                  cause the registration statement to be declared effective within 225 days after the settlement date of the original exchange offer; and

•                  complete the exchange offer within 270 days after the settlement date of the original exchange offer.

Upon the effectiveness of that registration statement, we must offer each holder of the outstanding notes the opportunity to exchange its outstanding notes for an equal principal amount of exchange notes. You are a holder with respect to the exchange offer if you are a person in whose name any outstanding notes are registered on our books, any other person who has obtained a properly executed bond power from a registered holder or any person whose outstanding notes are held of record by DTC who desires to deliver such notes by book-entry transfer at DTC.

We are making the exchange offer to satisfy our obligations under the registration rights agreement. A copy of the registration rights agreement is filed with the SEC as an exhibit to our current report on Form 8-K dated March 30, 2007.

In order to participate in the exchange offer, you must represent to us, among other things, that:

•                  you are not an affiliate of ours within the meaning of Rule 405 of the Securities Act;

•                  you are not a broker-dealer who exchanged old notes acquired directly from us for your own account for outstanding notes in the original exchange offer;

•                  you have no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes;

•                  you are acquiring the exchange notes under the exchange offer in the ordinary course of your business;

•                  you are not engaged in, and do not intend to engage in, a distribution, within the meaning of the Securities Act, of the exchange notes; and

•                  you are not prohibited by any law or policy of the SEC from participating in the exchange offer.

Resale of the Exchange Notes

Based on a previous interpretation by the Staff of the SEC set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), Warnaco, Inc. (available October 11, 1991), and K-III Communications Corp. (available May 14, 1993), we believe that you will be able to offer for resale, resell or otherwise transfer the exchange notes issued in the exchange offer without further compliance with the registration and prospectus delivery provisions of the federal securities laws, provided that the representations set forth in “— Purpose and Effect of the Exchange Offer” apply to you.

If you tender outstanding notes in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretation by the staff of the SEC as set forth in the Morgan Stanley & Co. Incorporated no-action letter and other similar letters, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. If our belief regarding resale is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction. Each broker-dealer that acquires exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. For additional information, see “Plan of Distribution.”  In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, we have agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer.

Expiration Date; Extensions; Amendments

The expiration date is 5:00 p.m., New York City time, on                           , 2007, unless we, in our sole discretion or if required by applicable law, extend the exchange offer, in which case, the expiration date will be the latest date and time to which the exchange offer is extended. We may, in our sole discretion, extend the expiration date of the exchange offer or, upon the occurrence of particular events, terminate the exchange offer. The events that would cause us to terminate the exchange offer are set forth under “— Conditions to the Exchange Offer.”

To extend the exchange offer, we must notify the exchange agent by oral (promptly confirmed in writing) or written notice before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and make a public announcement of the extension.

We reserve the right:

•                  to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “— Conditions to the Exchange Offer” are not satisfied by giving oral (promptly confirmed in writing) or written notice of the delay, extension or termination to the exchange agent; or

•                  to amend the terms of the exchange offer in any manner consistent with the registration rights agreement.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by notice of the delay to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that constitutes a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of up to ten business days, depending on the significance of the amendment and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during that extension period.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

When all the conditions to the exchange offer have been satisfied or waived, we will accept, promptly after the expiration date, all outstanding notes properly tendered and will issue the exchange notes promptly after the expiration date. For additional information, see “— Conditions to the Exchange Offer” below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we will have given oral (promptly confirmed in writing) or written notice of our acceptance to the exchange agent.

In all cases, issuance of the exchange notes for outstanding notes that are accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of certificates for those outstanding notes or a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof, and all other required documents; provided, however, that we reserve the absolute right to waive any defects or irregularities in the tender of outstanding notes or in the satisfaction of conditions of the exchange offer by holders of the outstanding notes. If any tendered outstanding notes are not accepted for exchange in the exchange offer for any reason set forth in the terms and conditions of the exchange offer, if the holder withdraws any previously tendered outstanding notes or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder desires to exchange, then the unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be returned promptly after the expiration or termination of the exchange offer, or, in the case of the outstanding notes tendered by book-entry transfer, those unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be credited to an account maintained with DTC, without expense to the tendering holder.

Conditions to the Exchange Offer

Without regard to other terms of the exchange offer, we will not be required to exchange any exchange notes for any outstanding notes and may terminate the exchange offer before the acceptance of any outstanding notes for exchange and before the expiration of the exchange offer, if:

•                  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer;

•                  the Staff of the SEC proposes, adopts or enacts any law, statute, rule or regulation or issues any interpretation of any existing law, statute, rule or regulation that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer; or

•                  any governmental approval or approval by holders of the outstanding notes has not been obtained if we, in our reasonable judgment, deem this approval necessary to proceed with the exchange offer.

If we determine that any of these conditions are not satisfied, we may:

•                  refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, or, in the case of outstanding notes tendered by book-entry transfer, credit those outstanding notes to an account maintained with DTC, without expense to the tendering holder;

•                  extend the exchange offer and retain all outstanding notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders who tendered the outstanding notes to withdraw their outstanding notes; or

•                  waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of up to ten business days, depending on the significance of the waiver and the manner of disclosure of the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period.

Procedures for Tendering Outstanding Notes

The tender to us of outstanding notes by you as set forth below and our acceptance of the outstanding notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender outstanding notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message (as defined below) in lieu of such letter of transmittal, to Wells Fargo Bank, N.A., as exchange agent, at the address set forth below before the expiration date. In addition, either:

•                  a timely confirmation of a book-entry transfer, or a book-entry confirmation, of such outstanding notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer, as described below under “— Book-Entry Transfers,” must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal, or

•                  certificates for such outstanding notes must be received by the exchange agent along with the letter of transmittal.

You may also tender your outstanding notes by means of DTC’s Automated Tender Offer Program, or ATOP, subject to the terms and procedures of that system. If delivery is made through ATOP, you must transmit any agent’s message to the exchange agent account at DTC. The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your outstanding notes pursuant to the exchange offer.

In the alternative, you may comply with the guaranteed delivery procedures described under “— Guaranteed Delivery Procedures” below.

The method of delivery of outstanding notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by regular U.S. mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or outstanding notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the outstanding notes surrendered for exchange are tendered:

•                  by a holder of the outstanding notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•                  for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm that is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program, each of which we refer to as an eligible institution. If outstanding notes are registered in the name of a person other than the signer of the letter of transmittal, the outstanding notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by, the registered holders with the signature thereon guaranteed by an eligible institution.

We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of outstanding notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular outstanding note not properly tendered or to not accept any particular outstanding note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer). Our or the exchange agent’s interpretation of the terms and conditions of the exchange offer as to any particular outstanding note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of outstanding notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of outstanding notes, such outstanding notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the outstanding notes.

If the letter of transmittal or any outstanding notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, any outstanding notes validly tendered and not validly withdrawn and will issue the exchange notes promptly after acceptance of the outstanding notes. See “— Conditions to the Exchange Offer.”  For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange if and when we give oral (confirmed in writing) or written notice of acceptance to the exchange agent.

In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

•                  certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at DTC;

•                  a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and

•                  all other required documents.

Holders may submit all or part of their outstanding notes currently held.

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the outstanding notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of outstanding notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth on the back cover of this prospectus prior to the expiration date unless the holder complies with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available or (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or complete the procedures for book-entry transfer prior to the expiration date, may effect a tender if:

•                  the tender is made through an eligible institution;

•                  before the expiration date of the exchange offer, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration of the exchange offer, the letter of transmittal, together with the certificate(s) representing the outstanding notes in proper form for transfer or a confirmation of book-entry transfer, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•                  the exchange agent receives the properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer and other documents required by the letter of transmittal or confirmation of book-entry transfer within three New York Stock Exchange trading days after the expiration date of the exchange offer.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders; Return of Outstanding Notes

Except as otherwise provided, tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer. To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein or a properly transmitted “Request Message” through DTC’s ATOP system must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

•                  specify the name of the person who deposited the outstanding notes to be withdrawn;

•                  identify the outstanding notes to be withdrawn;

•                  other than a notice transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered or be accompanied by documents of transfer sufficient to have the exchange agent register the transfer of the outstanding notes in the name of the person withdrawing the tender; and

•                  specify the name in which any outstanding notes are to be registered, if different from the name of the person who deposited the outstanding notes to be withdrawn.

We will determine all questions as to the validity, form and eligibility of the notices, which determinations will be final and binding on all parties. Any outstanding notes withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect to those outstanding notes unless the outstanding notes withdrawn are validly retendered.

Any outstanding notes that have been tendered but that are not accepted for exchange will be returned to the holder of those outstanding notes, or in the case of outstanding notes tendered by book-entry transfer, will be credited to an account maintained with DTC, without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “— Procedures for Tendering Outstanding Notes” at any time prior to the expiration date of the exchange offer.

Exchange Agent

Wells Fargo Bank, N.A. has been appointed as the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of outstanding notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the following address and telephone number:

Wells Fargo Bank, N.A.
By Registered or Certified Mail: Wells Fargo Corporate Trust c/o The Depository Trust and Clearing Corp. TADS Department, 1st Floor 55 Water Street New York, New York 10041	By Hand and Overnight Courier: Wells Fargo Corporate Trust c/o The Depository Trust and Clearing Corp. TADS Department, 1st Floor 55 Water Street New York, New York 10041
Confirm by Telephone: 1-800-344-5128

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with its services as exchange agent.

Delivery of the letter of transmittal to an address other than as set forth in this prospectus or the letter of transmittal or transmission of such letter of transmittal via facsimile other than as set forth in this prospectus or the letter of transmittal does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will bear the expenses of soliciting tenders of the outstanding notes. The principal solicitation of eligible offerees is being made by mail. Additional solicitations of eligible offerees may, however, be made by e-mail, facsimile transmission, telephone or in person by the exchange agent, as well as by our officers and other employees and those of our affiliates. No additional compensation will be paid to any officers or employees who engage in soliciting exchanges. All registration expenses, including fees and expenses of the trustee under the Indenture relating to the exchange notes, filing fees, blue sky fees and printing and distribution expenses will be paid by us.

Tendering holders of outstanding notes will not be required to pay any fee or commission to the exchange agent. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer.

We estimate that our cash expenses in connection with the exchange offer will be approximately $50,000. These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among others.

We will pay all transfer taxes, if any, applicable to the exchange of the outstanding notes for exchange notes. The tendering holder of outstanding notes, however, will pay applicable taxes if:

•                  certificates representing outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•                  if tendered, the certificates representing outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•                  if a transfer tax is imposed for any reason other than the exchange of the outstanding notes in the exchange offer.

If satisfactory evidence of payment of the transfer taxes or exemption from payment of transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder and the exchange notes need not be delivered until the transfer taxes are paid.

Consequences of Failure to Exchange

Participation in the exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

Outstanding notes that are not exchanged for the exchange notes in the exchange offer will have only limited remaining rights under the registration rights agreement and will remain restricted securities for purposes of the federal securities laws. Accordingly, such outstanding notes may not be offered, sold, pledged or otherwise transferred except:

•                  to us or any of our subsidiaries;

•                  pursuant to an effective registration statement under the Securities Act;

•                  so long as the outstanding notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person whom the seller reasonably believes is a “Qualified Institutional Buyer” within the meaning of Rule 144A, in each case, to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A;

•                  in an offshore transaction in accordance with Regulation S under the Securities Act, if available; or

•                  pursuant to another exemption from the registration requirements under the Securities Act, including that provided by Rule 144, if available;

and in each case, in accordance with all other applicable securities laws and the terms of the outstanding notes and the indenture governing the outstanding notes.

Following the completion of the exchange offer, we will have no obligation to exchange outstanding notes for exchange notes.

Accounting Treatment

For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. The costs of the exchange offer will be expensed as they are incurred.

No Appraisal or Dissenters’ Rights

In connection with the exchange offer, you do not have any appraisal or dissenters’ rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the registration rights agreement, the applicable requirements of the Securities Act and the rules and regulations of the SEC related to the exchange offers.

DESCRIPTION OF THE EXCHANGE NOTES

The following description is a summary of the indenture dated as of December 1, 2000 from us to Wells Fargo Bank, National Association, as trustee, as supplemented, or the Indenture, and the exchange notes and supplements the provisions of the Indenture. Because this section is a summary, it does not describe every aspect of the Indenture or the exchange notes. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including definitions of certain terms used in the Indenture. You should read the Indenture because it contains additional information and it, and not this description, defines your rights as a holder of the exchange notes. The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. A copy of the Indenture has been filed with the SEC. See “Where You Can Find More Information” for more information on how to obtain a copy. For purposes of this section, references to “Xcel Energy,” “we,” “our” or “us” include only Xcel Energy Inc. and not its subsidiaries.

General

The exchange notes will be issued under the Indenture. As of May 31, 2007, there were three series of debt securities in an aggregate principal amount of $1.1 billion outstanding under the Indenture. The exchange notes will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

The holders of the exchange notes will not have the right to require us to repurchase the exchange notes if we become involved in a highly leveraged or change in control transaction. The Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions. However, any change in control transaction and any incurrence of substantial additional long-term indebtedness, as debt securities or otherwise, by us in such a transaction of that nature would require approval of state utility regulatory authorities and, possibly, of federal regulatory authorities. Management believes that such approvals would be unlikely in any transaction that would result in us, or our successor, having a highly leveraged capital structure.

The exchange notes will be our unsecured and unsubordinated obligations. The exchange notes will rank on a parity in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. There are currently no outstanding debt obligations junior to the exchange notes. However, the exchange notes will be subordinated to any of our secured indebtedness, as to the assets securing such indebtedness. As of May 31, 2007, we have no secured indebtedness and our unsecured and unsubordinated indebtedness was approximately $1.3 billion.

In addition, the exchange notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. We are a holding company and conduct business through our various subsidiaries. As a result, our cash flow and consequent ability to meet our debt obligations primarily depend on the earnings of our subsidiaries, and on dividends and other payments from our subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, could limit our ability to obtain cash from our subsidiaries for the purpose of meeting debt service obligations, including the payment of principal and interest on the exchange notes. Any rights to receive assets of any subsidiary upon its liquidation or reorganization and the consequent right of the holders of the exchange notes to participate in those assets will be subject to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary. As of May 31, 2007, our subsidiaries had approximately $14.4 billion of indebtedness and other liabilities outstanding.

In this “Description of the Exchange Notes” we refer to securities issued under the Indenture, whether previously issued or to be issued in the future, including the exchange notes, as the “securities.” The amount of securities that we may issue under the Indenture is not limited.

Interest Payments

Interest on the exchange notes will accrue at a rate of 5.631% per year. Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the outstanding notes surrendered in exchange for exchange notes or, if no interest has been paid on the outstanding notes, from the date of their original issuance, which was March 30, 2007. Interest on the exchange notes will be payable semi-annually on April 1 and October 1, beginning October 1, 2007, to the person in whose name the exchange note is registered at the close of business on the March 15 or September 15 immediately preceding such April 1 and October 1. So long as the exchange notes are in book-entry only form, we will wire any payments of principal, interest and premium to DTC or its nominee. See “— Book-Entry; Delivery and Form” below for a discussion of the procedures for payment to the beneficial owners. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months.

Reopening of Series

We may, from time to time, without the consent of the holders of the exchange notes, reopen the notes and issue additional notes with the same terms (including maturity and interest payments terms) as the exchange notes. Any such additional notes, together with the exchange notes, will constitute a single series under the Indenture.

Optional Redemption

We may redeem the exchange notes at any time, in whole or in part, at a “make whole” redemption price equal to the greater of (1) the principal amount of notes being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (excluding accrued interest) on the notes being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 15 basis points, plus, in each case, accrued interest to the redemption date.

“Treasury Yield” means, for any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Yield will be calculated on the third business day preceding the date fixed for redemption.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the exchange notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the exchange notes.

“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the redemption date, or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all of the quotations.

“Independent Investment Banker” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc. and Lazard Capital Markets LLC or their respective successors or, if such firms or their successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with us.

“Reference Treasury Dealer” means (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc. and Lazard Capital Markets LLC and two other primary U.S. Government securities dealers in New York City (a “Primary Treasury Dealer”) designated by, and not affiliated with, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc. and Lazard Capital Markets LLC and their respective successors, provided, however, that if Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc. and Lazard Capital Markets LLC or any of its designees ceases to be a Primary Treasury Dealer, we will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by us after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 3:30 p.m. on the third business day preceding the redemption date.

If we elect to redeem less than all of the exchange notes, the Trustee will select, in such manner as it deems fair and appropriate, the particular exchange notes or portions of them to be redeemed. Notice of redemption will be given by mail not less than 30 days prior to the date fixed for redemption to the holders of exchange notes to be redeemed (which, as long as the exchange notes are held in the book-entry only system, will be the Depository, its nominee or a successor depository). On and after the date fixed for redemption (unless we default in the payment of the redemption price and interest accrued thereon to such date), interest on the exchange notes or the portions of them so called for redemption will cease to accrue.

Sinking Fund

The exchange notes do not provide for any sinking fund.

Book-Entry Notes

The exchange notes will be issued as global notes. DTC will be the depositary with respect to the exchange notes. The outstanding notes have been, and the exchange notes will be, issued as global securities registered in the name of Cede & Co., the Depository’s partnership nominee, and will be deposited with the Depository. See “—Book-Entry; Delivery and Form” below for further information.

Registration, Transfer and Exchange

If issued in definitive form, the exchange notes may be exchanged for other exchange notes of any authorized denominations and of a like aggregate principal amount and kind. (Section 2.6 of the Indenture). The exchange notes may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained for that purpose with respect to the exchange notes, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Any transfer or exchange will be effected if the exchange notes are duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to us and the Trustee and duly executed by the holder of the exchange notes as described in the Indenture. (Section 2.6 of the Indenture).

The Trustee will not be required to exchange or register a transfer of any exchange notes selected, called or being called for redemption except, in the case of any exchange notes to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6 of the Indenture). See “— Book-Entry; Delivery and Form” below.

Payment and Paying Agents

Principal, interest and premium, if any, on the exchange notes issued in the form of Global Notes (as defined below) will be paid in the manner described below under the heading “— Book-Entry; Delivery and Form.” Interest on the exchange notes that are in certificated form will be paid by check mailed to the holder at that person’s address as it appears in the register for the exchange notes maintained by the Trustee; however, a holder of

$10,000,000 or more exchange notes in certificated form will be entitled to receive payments of interest by wire transfer to a bank within the continental United States, if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable record date. (Section 2.12 of the Indenture). The principal, interest at maturity and premium, if any, on certificated exchange notes will be payable in immediately available funds at the office of the Trustee. (Section 2.12 of the Indenture).

All monies paid by us to a paying agent for the payment of principal, interest or premium, if any, on the exchange notes which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of the exchange notes will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Indenture).

Events of Default and Remedies

The following constitute events of default under the Indenture:

•                  default in the payment of principal and premium, if any, on any security issued under the Indenture when due and payable and continuance of that default for 5 days;

•                  default in the payment of interest on any security issued under the Indenture when due and continuance of that default for 30 days;

•                  default in the performance or breach of our other covenants or warranties in any security issued under the Indenture or in the Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Indenture; and

•                  specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Indenture).

Acceleration of Maturity. If an event of default occurs and is continuing, either the Trustee or the holders of a majority in principal amount of the outstanding securities may declare the principal amount of all exchange notes to be due and payable immediately. At any time after an acceleration of the securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of the exchange notes has been obtained, if we pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities. (Section 7.1 of the Indenture).

Indemnification of Trustee. The Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered reasonable security or indemnity to the Trustee. (Section 8.2 of the Indenture).

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, relating to the securities. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or would expose the Trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding. (Section 7.7 of the Indenture).

Limitation on Rights to Institute Proceedings. No holder of exchange notes will have any right to pursue a remedy under the Indenture, unless:

•                  the holder has previously given the Trustee written notice of a continuing event of a default on the exchange notes;

•                  the holders of at least a majority in principal amount of the outstanding securities affected by such event of default have made written request, and the holder or holders have offered indemnity satisfactory to the Trustee to pursue the remedy; and

•                  the Trustee has failed to comply with the request within 60 days after the request and offer.

(Section 7.4 of the Indenture).

No Impairment of Right to Receive Payment. Notwithstanding any other provision of the Indenture, the holder of any exchange notes will have the absolute and unconditional right to receive payment of the principal, premium, if any, and interest on the exchange notes when due, and to institute suit for enforcement of that payment. This right may not be impaired without the consent of the holder. (Section 7.4 of the Indenture).

Notice of Default. The Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on the exchange notes, or a default in the payment of any sinking or purchase fund installments, the Trustee may withhold the notice if its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers determines in good faith that it is in the interest of holders to do so. (Section 7.8 of the Indenture). We are required to deliver to the Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Indenture. (Section 5.5 of the Indenture).

Modification

We and the Trustee may modify and amend the Indenture from time to time.

We will not need the consent of the holders of exchange notes for the following types of amendments:

•                  curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision or supplying an omission arising under the Indenture;

•                  changing or eliminating any of the provisions of the Indenture, provided that this change or elimination is to become effective only when:

•                  there is no outstanding security created prior to the execution of the supplemental indenture that is entitled to receive the benefit of this provision; or

•                  this change or elimination is applicable only to securities issued after the date this change or elimination becomes effective;

•                  establishing the form of the securities or establishing or reflecting any terms of any security as provided in the Indenture;

•                  evidencing our successor corporation and the assumption by our successor of our covenants in the Indenture and in the securities;

•                  granting or conferring upon the Trustee any additional rights, remedies, powers or authority for the benefit of the holders of the securities;

•                  permitting the Trustee to comply with any duties imposed upon it by law;

•                  specifying further the duties and responsibilities of the Trustee, any authenticating agent and any paying agent and defining further the relationships among the Trustee, authenticating agent and paying agent;

•                  adding to our covenants for the benefit of the holders or surrendering a right given to us in the Indenture;

•                  adding security for the securities; or

•                  making any change that is not prejudicial to the Trustee or the holders of the securities that is not stated in the Indenture.

(Section 12.1 of the Indenture).

We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•                  a change in the maturity date, reduction of the interest rate, or extension of the time of payment of interest, of any security;

•                  a change in date on which any security may be redeemed or repaid at the option of the holder;

•                  a reduction in the principal amount of any security or the premium payable on any security;

•                  a change in the currency of any payment of principal, premium or interest on any security;

•                  an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

•                  a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the Indenture; or

•                  a modification of these requirements or a reduction to less than a majority of the percentage of outstanding securities necessary to waive events of default.

(Section 12.2 of the Indenture).

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities.

Defeasance and Discharge

We may be discharged from all obligations relating to the exchange notes and the Indenture (except for specified obligations such as obligations to register the transfer or exchange of exchange notes, replace stolen, lost or mutilated exchange notes and maintain paying agencies) if we irrevocably deposit with the Trustee, in trust for the benefit of holders of exchange notes, money or United States government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the exchange notes on the dates those payments are due. To discharge these obligations, we must deliver to the Trustee an opinion of counsel that the holders of the exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Indenture. Upon any discharge of our obligations as described above, we will be deemed to have paid and discharged our entire indebtedness represented by the exchange notes and our obligations under the exchange notes. (Section 4.1 of the Indenture).

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not consolidate with or merge into any other corporation or sell, or otherwise dispose all or substantially all of our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on the exchange notes and all the securities issued under the Indenture and our obligation to perform every covenant of the Indenture that we are to perform or observe, and we or the successor or transferee corporation, as applicable, are not immediately following such consolidation or merger, or sale, or disposition in default in the performance of any such covenant. Upon any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Indenture with the same effect as if the successor corporation had been named as us in the Indenture and we will be released from all obligations under the Indenture. Regardless of whether a sale or transfer of assets might otherwise be considered a sale of all or substantially all of our assets, the Indenture also specifically permits any sale, transfer or conveyance of our non-utility subsidiaries if, following such sale or transfer, the securities are rated by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. at least as high as the ratings accorded the securities immediately prior to the sale, transfer or disposition. (Sections 11.1 and 11.2 of the Indenture).

The Indenture does not contain any financial or other similar restrictive covenants.

Resignation or Removal of Trustee

The Trustee may resign at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until the later of the appointment of a successor trustee and the day the resignation is to take effect. (Section 8.10 of the Indenture).

The holders of a majority in principal amount of the outstanding securities may remove the Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Trustee upon notice to the holder of each security outstanding and written notice to the Trustee. (Section 8.10 of the Indenture).

Governing Law

The Indenture and the exchange notes will be governed by, and will be construed in accordance with, the laws of the State of Minnesota.

Concerning the Trustee

Wells Fargo Bank, National Association is the Trustee. We maintain banking relationships with the Trustee in the ordinary course of business. The Trustee also acts as trustee for certain debt securities of our subsidiaries.

Book-Entry; Delivery and Form

Except as set forth below, the exchange notes will be issued in registered global form in minimum denominations of $1,000. Exchange notes will be issued at the settlement of the exchange offer only pursuant to valid tenders of outstanding notes.

One or more global notes, which we refer to collectively as the global notes, will be deposited upon issuance with the Trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and the transfers of interests in the global notes. The notes will be issued only in the form of definitive global securities that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until they are exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a global note may not be transferred except as a whole (1) by DTC to a nominee, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Ownership of beneficial interests in the global notes will be limited to persons that have accounts with DTC for such global notes, who we refer to as participants, or persons that may hold interests through participants. Upon the issuance of the global notes, DTC will credit, on its book-entry registration and transfer system, the participants’

accounts with the respective principal amounts of the notes represented by such global note beneficially owned by such participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global notes.

So long as DTC or its nominee is the registered owner of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in the global notes will not be entitled to have notes represented by such global notes registered in their names, will not receive or be entitled to receive physical delivery of such notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in the global notes must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in any of the global notes desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. However, those cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Principal and interest payments on interests represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner of such global notes. None of Xcel Energy Inc., the Trustee or any other agent of Xcel Energy Inc. or agent of the Trustee will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that DTC, upon receipt of any payment of principal or interest in respect of the global notes, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such global notes as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If DTC is at any time unwilling or unable to continue as depository for the global notes, and we fail to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, we will issue notes in definitive form in exchange for the global notes. Any notes issued in definitive form in exchange for the global notes will be registered in such name or names, and will be issued in denominations of $1,000 and integral multiples of $1,000 as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global notes.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants direct participants deposit with DTC. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation (each of whom are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules that apply to DTC and its direct or indirect participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

REGISTRATION RIGHTS

As part of the sale of the outstanding notes, we entered into a registration rights agreement, dated March 30, 2007 in which we agreed to conduct an exchange offer for the outstanding notes or, under certain circumstances, to file a shelf registration statement relating to resales of the outstanding notes, as described below.

Because this section is a summary, it does not describe every aspect of the registration rights agreement. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the registration rights agreement, including definitions of some of the terms used in it.

Exchange Offer

We agreed in the registration rights agreement to:

•                  file a registration statement relating to a registered exchange offer for the original notes with the SEC no later than 90 days after the date that the outstanding notes were first issued ;

•                  use our reasonable best efforts to cause the SEC to declare the exchange offer registration statement effective under the Securities Act no later than the 225 days after the outstanding notes were first issued;

•                  use our reasonable best efforts to complete the exchange offer no later than 270 days after the date that the outstanding notes were first issued.

We agreed to keep the exchange offer open for not less than 20 business days after the date notice of the exchange offer is mailed to the holders of outstanding notes, or longer if required by applicable law. During the exchange offer, we will offer to all holders of the outstanding notes who are legally eligible to participate in the exchange offer the opportunity to exchange their outstanding notes for exchange notes.

We have filed the registration statement of which this prospectus is a part and are making this exchange offer to satisfy our obligations under the registration rights agreement.

See “The Exchange Offer” for a description of the exchange offer, the procedures for receiving exchange notes in exchange for outstanding notes and conditions to the exchange offer.

Shelf Registration

In certain circumstances discussed below, we may be required to file a shelf registration statement to permit certain holders of outstanding notes or exchange notes to resell their securities periodically without being limited by the transfer restrictions.

We will only be required to file a shelf registration statement if:

•                  due to a change in law or in applicable interpretations of the staff of the SEC, we determine upon the advice of our outside counsel we are not permitted to effect the registered exchange offer;

•                  any holder of outstanding notes notifies us prior to the 20th day following consummation of the exchange offer that it is not eligible to participate in the exchange offer or does not receive fully tradeable exchange notes pursuant to the exchange offer; or

•                  for any other reason the registration statement of which this prospectus forms a part is not declared effective within 225 days of the date the outstanding notes were issued or the exchange offer is not completed within 270 days after the date the outstanding notes were issued.

If a shelf registration statement is required, we will:

•                  as promptly as practicable, but not more than 60 days after so required or requested pursuant to the registration rights agreement, file with the SEC a shelf registration statement;

•                  use our commercially reasonable efforts to cause the shelf registration statement to become effective under the Securities Act within 210 days after the date, if any, on which we became obligated to file the shelf registration statement; and

•                  use our commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the date that is two years after the date on which the shelf registration statement is declared effective by the SEC or the date upon which all of the outstanding notes or exchange notes covered by the shelf registration statement have been sold or cease to be outstanding.

Additional Interest

If a Registration Default (as defined below) occurs, then we will be required to pay additional interest to each holder of outstanding notes. During the first 90-day period immediately following the occurrence of any Registration Default, we will pay additional interest on outstanding notes at a rate of 0.25% per annum and such interest rate shall increase to a maximum of 0.50% per annum thereafter while any registration default is continuing, until all registration defaults have been cured.

A “Registration Default” would occur if:

•                  we fail to file any of the registrations statements required by the registration rights agreement on or before the date specified for such filing;

•                  neither the exchange offer is completed within 270 days after the date the outstanding notes were issued nor the shelf registration statement has been declared effective within 210 days after the date, if any, on which we became obligated to file the shelf registration statement;

•                  the registration statement has been declared effective but ceases to be effective or usable prior to the consummation of the exchange offer; or

•                  the shelf registration statement, if applicable, has been both filed and effective but ceases to be effective or usable for a period of time that exceeds 120 days in the aggregate in any 12-month period in which it is required to be effective under the registration rights agreement.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES

The following is a general summary of certain anticipated U.S. federal income tax consequences and, in the case of a non-U.S. holder (as defined below), certain anticipated U.S. federal estate tax consequences, to beneficial owners of outstanding notes whose outstanding notes are tendered and accepted in the exchange offer. This summary is based on the U.S. federal income and estate tax laws, regulations, rulings and judicial decisions, all in effect as of the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. The summary is limited to exchanging beneficial owners of outstanding notes that have held the outstanding notes, and will hold the exchange notes, as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner of outstanding notes or to certain types of beneficial owners of outstanding notes that may be subject to special tax rules (such as banks, insurance companies, financial institutions, tax-exempt entities, regulated investment companies, real estate investment trusts, S corporations, partnerships and other pass-through entities classified as partnerships for U.S. federal income tax purposes, broker-dealers, dealers in securities or currencies, certain former citizens or residents of the U.S., traders in securities electing to mark to market, beneficial owners of pass-through entities, beneficial owners that incurred indebtedness to purchase or carry the outstanding notes, beneficial owners that hold the outstanding notes or will hold the exchange notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or beneficial owners that have a “functional currency” other than the U.S. dollar). No ruling has been or will be requested from the Internal Revenue Service (the “IRS” or “Service”) on any U.S. federal income or estate tax matter concerning the exchange offer and no assurance can be given that the Service or a court considering these issues will agree with the positions or conclusions discussed below.

ALL BENEFICIAL OWNERS OF OUTSTANDING NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE CONSEQUENCES TO THEM OF THE EXCHANGE, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX LAWS.

Tax Consequences of the Exchange Offer

Because the exchange notes at the time of the exchange will not differ materially in kind or extent from the outstanding notes, a holder’s surrender of outstanding notes in exchange for exchange notes will not constitute a taxable disposition for U.S. federal income tax purposes. As a result, a holder surrendering outstanding notes in exchange for exchange notes generally (1) will not be recognize any taxable income, gain or loss on the exchange, (2) will have a holding period in respect of the exchange notes that includes the holding period of the outstanding notes exchanged therefor and (3) will have an adjusted tax basis in the exchange notes immediately following the exchange equal to such holder’s adjusted tax basis in the outstanding notes exchanged therefor immediately prior to the exchange. The U.S. federal income tax consequences associated with owning the outstanding notes will continue to apply in respect of the exchange notes.

Ownership and Disposition of Exchange Notes by U.S. Holders

The discussion below applies to you only if you are a U.S. holder. A “U.S. holder” is a beneficial owner of outstanding notes that is, for U.S. federal income tax purposes, (a) an individual citizen or resident of the United States, (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (c) an estate, the income of which is subject to U.S. federal income taxation regardless of the source of the income, or (d) a trust if (i) a court within the United States can exercise primary supervision over its administration and one or more “United States persons,” as defined in the Code, have the authority to control all of the substantial decisions of the trust, or (ii) the trust has validly elected to be treated as a “United States person” under applicable regulations. If a partnership, including any entity treated as a partnership for U.S. federal income tax purposes, holds notes, then the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such partners and partnerships are urged to consult with their own tax advisors concerning the U.S. federal income tax consequences of the ownership and disposition of exchange notes.

Stated Interest. The stated interest on the exchange notes should be taxed as ordinary interest income that is included in the U.S. holder’s gross income in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Amortizable Bond Premium. A U.S. holder who purchased an outstanding note for an amount that is greater than the sum of all remaining payments on the note other than stated interest will be treated as having purchased the note with “amortizable bond premium” in an amount equal to such excess. Amortizable bond premium on outstanding notes should carry over to the exchange notes received in exchange therefor. A U.S. holder may elect to amortize this premium using a constant yield method over the term of the notes and generally may offset interest in respect of the note otherwise required to be included in income by the amortized amount of the premium for the taxable year. A U.S. holder that elects to amortize bond premium must reduce its tax basis in its note by the amount of the premium amortized in any taxable year. An election to amortize bond premium is binding once made and applies to all bonds held by the holder at the beginning of the first taxable year to which this election applies and to all bonds thereafter acquired. U.S. holders are urged to consult their own tax advisor concerning the computation and amortization of any bond premium on their exchange notes.

Market Discount. A U.S. holder who purchased an outstanding note for an amount that is less than its stated principal amount will be treated as having purchased the note with “market discount” unless the discount is less than a specified de minimis amount. Under the market discount rules, a U.S. holder generally will be required to treat any gain realized on the sale, exchange, retirement or other disposition of an exchange note as ordinary income to the extent of any accrued market discount that has not previously been included in income. For this purpose, market discount will be considered to accrue ratably during the period from the date of the U.S. holder’s acquisition of the note to the maturity date of the note, unless the U.S. holder made an election to accrue market discount on a constant yield basis. Accrued market discount on outstanding notes that has not previously been included in income by a U.S. holder should carry over to the exchange notes received in exchange therefor. A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity date or certain earlier dispositions. A U.S. holder may elect to include market discount in income currently as it accrues on either a ratable or a constant yield basis, in which case the rules described above regarding (1) the treatment as ordinary income of gain upon the disposition of the note and (2) the deferral of interest deductions will not apply. Currently included market discount is generally treated as ordinary interest income for U.S. federal income tax purposes. An election to include market discount in income as it accrues will apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS.

Disposition of an Exchange Note. In general, subject to the discussion above regarding market discount, a U.S. holder’s disposition of an exchange note should result in capital gain or loss equal to the difference between the amount realized (except to the extent such amount is attributable to accrued but unpaid interest on the exchange note, which amount should be taxable as ordinary interest income) and the U.S. holder’s adjusted tax basis in such exchange note immediately before such disposition (which should reflect any market discount previously included in income and any premium amortized). Capital gain or loss should be long-term capital gain or loss if at the time of the disposition the U.S. holder has held the exchange note for more than one year. Subject to limited exceptions, capital losses cannot be used to offset ordinary income. If you are a non-corporate U.S. holder, your long-term capital gain generally will be subject to a maximum tax rate of 15%, which maximum tax rate presently is scheduled to increase to 20% for dispositions occurring during taxable years beginning on or after January 1, 2011.

Information Reporting and Backup Withholding. In general, we must report certain information to the IRS with respect to payments of principal, premium, if any, and interest on an exchange note and payments of the proceeds of the sale or other disposition of an exchange note to certain non-corporate U.S. holders. Payments of interest and payments of proceeds from any disposition of an exchange note may be subject to backup withholding tax at a current rate of 28% unless the exchanging U.S. holder (i) is a corporation or comes within certain other exempt categories and demonstrates that fact when required, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is furnished to the Service. Moreover, certain penalties may be imposed by the IRS on a U.S.

holder that is required to supply information but that does not do so in the proper manner. U.S. holders are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedures for obtaining such an exemption.

Ownership and Disposition of Exchange Notes by Non-U.S. Holders

The following discussion applies to you if you are a beneficial owner of an outstanding note and you are not a U.S. holder (as defined above) and also are not a partnership or an entity or arrangement classified as a partnership for U.S. federal tax purposes (a “non-U.S. holder”). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by, among other ways, being present in the United States:

•                  on at least 31 days in the calendar year; and

•                  for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year.

Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens.

U.S. Federal Withholding Tax on the Exchange Notes. Under current U.S. federal income tax laws, and subject to the discussion below, U.S. federal withholding tax should not apply to payments by us or our exchange agent (in its capacity as such) of principal of and interest on the exchange notes under the “portfolio interest” exception of the Code, provided that in the case of interest:

•                  you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder;

•                  you are not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Code);

•                  you are not a bank receiving interest described in section 881(c)(3)(A) of the Code;

•                  such interest is not effectively connected with your conduct of a U.S. trade or business; and

•                  you provide a signed written statement, on an Internal Revenue Service Form W-8BEN (or other applicable form) which can reliably be related to you, certifying under penalties of perjury that you are not a “United States person” within the meaning of the Code and providing your name and address to us (or our exchange agent) or a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your exchange notes on your behalf and that certifies to us (or our exchange agent) under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our exchange agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest made to you will be subject to 30% U.S. federal withholding tax unless you provide us or our exchange agent with a properly executed (1) Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest paid on your exchange notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, or (2) Internal Revenue Service Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

U.S. Federal Income Tax on the Exchange Notes. Except for the possible application of U.S. federal withholding tax (see “— Ownership and Disposition of Exchange Notes by Non-U.S. Holders — U.S. Federal Withholding Tax on the Exchange Notes” above) and backup withholding tax (see “— Ownership and Disposition of Exchange Notes by Non-U.S. Holders — Backup Withholding and Information Reporting” below), you generally should not have to pay U.S. federal income tax on payments of principal of and interest on your exchange notes, or on any gain or accrued interest realized from the sale, redemption, retirement at maturity or other disposition of your exchange notes unless:

•                  in the case of interest payments or disposition proceeds representing accrued interest, you cannot satisfy the requirements of the “portfolio interest” exception described above;

•                  in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by United States source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though you are not considered a resident alien under the Code); or

•                  the interest or gain is effectively connected with your conduct of a U.S. trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. “permanent establishment” maintained by you.

If you are engaged in a trade or business in the United States and interest or gain in respect of your exchange notes is effectively connected with the conduct of your trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. “permanent establishment” maintained by you), the interest or gain generally will be subject to U.S. federal income tax on a net basis at the regular graduated rates and in the manner applicable to a U.S. holder (although the interest will be exempt from the withholding tax discussed in the preceding paragraphs if you provide a properly executed Internal Revenue Service W-8ECI (or other applicable form) on or before any payment date to claim the exemption). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a U.S. income tax treaty with your country of residence.

U.S. Federal Estate Tax with respect to the Exchange Notes. If you are an individual and are not a U.S. citizen or a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of your death, your exchange notes generally will not be subject to the U.S. federal estate tax, if, at the time of your death:

•                  you directly or indirectly, actually or constructively, own less than ten percent of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder;

•                  your interest on the exchange notes is not effectively connected with your conduct of a U.S. trade or business; and

•                  you are not subject to tax as an expatriate under section 877 of the Code during the year of your death.

Backup Withholding and Information Reporting. Under current Treasury regulations, backup withholding and information reporting should not apply to payments made by us or our exchange agent (in its capacity as such) to you if you have provided the required certification that you are a non-U.S. holder as described in “— U.S. Federal Withholding Tax” above, and provided that neither we nor our exchange agent has actual knowledge that you are a U.S. holder (as described in “— Ownership and Disposition of Exchange Notes by U.S. Holders” above). However, we or our exchange agent may be required to report to the Service and you payments of interest on the exchange notes and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

The gross proceeds from the disposition of your exchange notes may be subject to information reporting and backup withholding tax at a current rate of 28%. If you dispose of your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S.

backup withholding and information reporting requirements generally should not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you dispose of your notes through a non-U.S. office of a broker that:

•                  is a “United States person” (as defined in the Code);

•                  derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•                  is a “controlled foreign corporation” for U.S. federal income tax purposes; or

•                  is a foreign partnership, if at any time during its tax year:

•                  one or more of its partners are “United States persons” who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

•                  the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-United States person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a disposition of your exchange notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN (or other applicable form) certifying that you are a non-United States person or you otherwise establish an exemption.

You are urged to consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is furnished to the Service.

ERISA CONSIDERATIONS

TO ENSURE COMPLIANCE WITH U.S. TREASURY DEPARTMENT CIRCULAR 230, INVESTORS IN EXCHANGE NOTES ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS OFFERING MEMORANDUM IS NOT INTENDED OR WRITTEN BY US TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY INVESTORS IN EXCHANGE NOTES FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON INVESTORS IN EXCHANGE NOTES UNDER THE CODE, (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS OFFERING MEMORANDUM BY US AND THE DEALER MANAGERS, AND (C) INVESTORS IN EXCHANGE NOTES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM THEIR OWN INDEPENDENT TAX ADVISORS.

The following summary regarding certain aspects of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code is based on ERISA and the Code, each as amended or interpreted by the Pension Protection Act of 2006, judicial decisions, and United States Department of Labor (“DOL”) and IRS regulations and rulings that are in existence on the date of this offering memorandum. This summary is general in nature and does not address every issue pertaining to ERISA or the Code that may be applicable to us, the old notes, the exchange notes or a particular investor. Accordingly, each prospective investor should consult with its own counsel in order to understand the ERISA or Code-related issues that affect or may affect the investor with respect to this investment.

ERISA and the Code impose certain requirements on employee benefit plans subject to ERISA and plans subject to section 4975 of the Code (each such employee benefit plan or plan, an “ERISA Plan”), any entities whose underlying assets are deemed to include plan assets by reason of an ERISA Plan’s investment in such entities, and on those persons who are “fiduciaries” with respect to ERISA Plans. In considering an investment of the assets of an ERISA Plan subject to Title I of ERISA in the exchange notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such ERISA Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the ERISA Plan. A fiduciary must act prudently and must diversify the investments of an ERISA Plan subject to Title I of ERISA so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such ERISA Plan. In addition, ERISA generally requires fiduciaries to hold all assets of an ERISA Plan subject to Title I of ERISA in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of an ERISA Plan subject to Title I of ERISA should consider whether an investment in the exchange notes satisfies these requirements.

An investor who is considering acquiring exchange notes with the assets of an ERISA Plan must consider whether the acquisition and holding of the exchange notes will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve an ERISA Plan and a “party in interest” as defined in section 3(14) of ERISA or a “disqualified person” as defined in section 4975(e)(2) of the Code with respect to such ERISA Plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the old notes) or extensions of credit between an ERISA Plan and a party in interest or disqualified person. Section 406(b) of ERISA and sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to an ERISA Plan from dealing with the assets of the ERISA Plan for its own benefit (for example when a fiduciary of an ERISA Plan uses its position to cause the ERISA Plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration). A prohibited transaction under section 406(b) of ERISA or section 4975(c)(1)(E) or (F) of the Code generally will not occur with respect to an ERISA Plan investor’s acquisition or holding of exchange notes if (a) none of Xcel Energy, the Trustee, dealer managers, exchange agent or information agent or any of their respective affiliates (the “Affected Persons”) is a “fiduciary” within the meaning of section 3(21) of ERISA or section 4975(e)(3) of the Code with respect to such investor or (b) the investment decision to acquire the exchange notes was made by a “fiduciary” within the meaning of section 3(21) of ERISA or section 4975(e)(3) of the Code with respect to such investor other than the Affected Persons and neither such fiduciary nor the investor has relied on any advice or recommendation from the Affected Persons as a basis for the decision to acquire the exchange notes.

ERISA and the Code contain certain exemptions from the prohibited transactions described above and the DOL has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self dealing contained in section 406(b) of ERISA and sections 4975(c)(1)(E) and (F) of the Code. Exemptions include section 408(b)(17) of ERISA and section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; DOL Prohibited Transaction Class Exemption (as such exemptions may be amended, “PTCE”) 95-60 applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these exemptions will be available with respect to the acquisition or holding of the exchange notes. Under section 4975 of the Code, excise taxes are imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such).

As a general rule, governmental plans (as defined in section 3(32) of ERISA) (“Governmental Plans”), church plans (as defined in section 3(33) of ERISA) that have not made an election under section 410(d) of the Code (“Church Plans”) and non-U.S. plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of such plans may be invested without regard to the fiduciary and prohibited transaction considerations described above. Although a Governmental Plan, a Church Plan or a non-U.S. plan is not subject to ERISA or section 4975 of the Code, it may be subject to other U.S. federal, state, or local laws or non-U.S. laws that regulate its investments including laws that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or section 4975 of the Code (such Governmental Plans, Church Plans and non-U.S. Plans, together with ERISA Plans being referred to as “Plans”) (a “Similar Law”). A fiduciary of a Governmental Plan, a Church Plan or a non-U.S. plan should make its own determination as to the requirements, if any, under any Similar Law applicable to the acquisition of the exchange notes.

The exchange notes may be acquired by a Plan or an entity whose underlying assets are deemed to include the assets of a Plan, but only if the acquisition will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code or a violation of applicable Similar Law. Each investor shall, by its acquisition or holding of the exchange notes, be deemed to have represented to us and to the Trustee that (i) it is not acquiring or holding the exchange notes with the assets of a Plan or (ii) it is acquiring or holding the exchange notes with the assets of a Plan but the acquisition and holding of the exchange notes will not result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code or a violation of any applicable Similar Law.

The exchange offer is not a representation by us that an acquisition of the exchange notes meets all legal requirements applicable to investments by Plans or that such an investment is appropriate for any particular Plan.

PLAN OF DISTRIBUTION

Under existing interpretations of the Staff of the SEC, the exchange notes would generally be freely tradable after the completion of the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any participant in the exchange offer who is an affiliate of ours or who intends to participate in the exchange offer for the purposes of distributing the exchange notes:  (1) will not be able to rely on the interpretations of the Staff of the SEC; (2) will not be entitled to participate in the exchange offer; and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding notes, unless the sale or transfer is made pursuant to an exemption from those requirements. Each holder of outstanding notes who wishes to exchange outstanding notes for exchange notes pursuant to the exchange offer will be required to represent to us at the time of the consummation of the exchange offer that:  (1) it is not an affiliate of ours; (2) it is not a broker-dealer tendering outstanding notes acquired directly from us for its own account; (3) the exchange notes to be received by it will be acquired in the ordinary course of its business; (4) it is not engaged and does not intend to engage in and has no arrangements or understandings with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes; and (5) it is not prohibited by any law or policy of the SEC from participating in the exchange offer. Our consummation of the exchange offer is subject to certain conditions described in the section “The Exchange Offer — Conditions to the Exchange Offer” and in the registration rights agreement including, without limitation, our receipt of the representations from participating holders as described above and in the registration rights agreement.

In addition, in connection with any resales of the exchange notes, exchanging broker-dealers must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes with the prospectus contained in the exchange offer registration statement. As a result, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for notes where such notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will furnish as many copies of this prospectus, as amended or supplemented, as any broker-dealer who notifies us that it is using this registration statement reasonably requests, for use in connection with any such resale. In addition, until               , 2007, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We will furnish as many copies of this prospectus, as amended or supplemented, as any broker-dealer who notifies us that it is using this registration statement reasonably requests, for use in connection with any such resale. We have agreed to pay all expenses incident to the exchange offer (including the attorneys’ fees of certain parties to the registration rights agreement) other than underwriting discounts and commissions, if any, relating to the sale or disposition of the outstanding notes by a holder of the outstanding notes, and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. We have also agreed to pay all transfer taxes, if any, applicable to the exchange of the outstanding notes for exchange notes. The tendering holder of outstanding notes, however, will pay applicable taxes if:  (1) certificates representing outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered; (2) if tendered, the certificates representing outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or (3) if a transfer tax is imposed for any reason other than the exchange of the outstanding notes in the exchange offer.

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the exchange notes will be passed upon for us by James Altman, 414 Nicollet Mall, Minneapolis, Minnesota, and Jones Day, Chicago, Illinois. Michael Connelly is our Vice President and General Counsel and is the beneficial owner, as of June 1, 2007, of 23,958 shares of our common stock.

EXPERTS

The consolidated financial statements and the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, “Employer’s Accounting for Defined Benefit Pension and Other Post Retirement Plans”, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting) which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We currently file reports and other information with the SEC in accordance with the Exchange Act. Such reports and other information (including the documents incorporated by reference into this prospectus) may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained at prescribed rates from the public reference facilities of the SEC at its Washington, D.C. address. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy statements and other information regarding companies like us that file electronically with the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by us with the SEC are incorporated herein by reference and will be deemed to be a part of this prospectus:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•                  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007; and

•                  our Current Reports on Form 8-K filed on January 19, 2007, January 31, 2007, February 14, 2007, February 16, 2007, March 2, 2007, March 5, 2007, March 19, 2007, March 23, 2007, March 28, 2007, April 3, 2007, April 5, 2007, April 10, 2007, April 12, 2007, April 25, 2007, April 27, 2007, May 7, 2007, May 30, 2007, June 4, 2007 and June 12, 2007.

All documents filed by us pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the expiration date will be deemed to be incorporated by reference in and made a part of this prospectus from the date of filing of those documents. In no event, however, will any of the information that we disclose only under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may from time to time file with or furnish to the SEC be incorporated by reference into, or otherwise be included in, this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement.

We will provide you, without charge, with copies of any documents incorporated into this prospectus by reference if you request them in writing or by telephone from:

Corporate Secretary
Xcel Energy Inc.
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

If you would like to request copies of these documents, please do so by                      , 2007 in order to receive them before the exchange offer expires.

Offer to Exchange

$253,979,000 5.613% Senior Notes, Series B due 2017

For Any and All Outstanding
$253,979,000 5.613% Senior Notes, Series A due 2017

Of

Xcel Energy Inc.

PROSPECTUS

                   , 2007

PART II

Item 20. Indemnification of Directors and Officers

Section 302A.521 of the Minnesota Statutes permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in the Restated Articles of Incorporation, as amended, Article 4 of our Bylaws contains provisions for indemnification of our directors and officers consistent with the provisions of Section 302A.521 of the Minnesota Statutes. Our Restated Articles of Incorporation also contain provisions limiting the liability of our company’s directors in certain instances.

We have obtained insurance policies indemnifying our company and our company’s directors and officers against certain civil liabilities and related expenses.

Item 21. Exhibits

The following is a list of all exhibits filed as part of this registration statement on Form S-4, including those incorporated by reference.

2.01*

Agreement and Plan of Merger, dated as of March 24, 1999, by and between Northern States Power Co. and New Century Energies, Inc. (Exhibit 2.1 to New Century Energies, Inc. Form 8-K (file no. 001-12907) dated March 24, 1999).

2.02*	Order confirming NRG plan of reorganization dated Nov. 24, 2003 (Exhibit 99.b.10 to Form POS AMC (file no. 070-10152) dated Dec. 1, 2003).
2.03*	Release-Based Amount Agreement dated Dec. 5, 2003 between Xcel Energy Inc. and NRG Energy, Inc. (Exhibit 2.03 to Form 10-K (file no. 001-03034) dated March 15, 2004).
2.04*	Settlement Agreement dated Dec. 5, 2003 between Xcel Energy Inc. and NRG Energy, Inc. (Exhibit 2.04 to Form 10-K (file no. 001-03034) dated March 15, 2004).
2.05*	Employee Matters Agreement dated Dec. 5, 2003 between Xcel Energy Inc. and NRG Energy, Inc. (Exhibit 2.05 to Form 10-K (file no. 001-03034) dated March 15, 2004).
2.06*	Tax Matters Agreement dated Dec. 5, 2003 between Xcel Energy Inc. and NRG Energy, Inc. (Exhibit 2.06 to Form 10-K (file no. 001-03034) dated March 15, 2004).
2.07*	Stock Purchase Agreement between Xcel Energy Inc., as “Seller,” and Black Hills Corporation, as “Buyer,” dated Jan. 13, 2004 (Exhibit 99.01 to Form 8-K (file no. 001-03034) dated May 14, 2004).
3.01*	Restated Articles of Incorporation of Xcel Energy (Exhibit 4.01 to Form 8-K (file no. 001-03034) filed Aug. 21, 2000).
3.02*	By-Laws of Xcel Energy (Exhibit 3.01 to Form 10-Q (file no. 001-03034) filed Aug. 4, 2004).
4.01*	Trust Indenture dated Dec. 1, 2000, between Xcel Energy Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee. (Exhibit 4.01 to Form 8-K (file no. 001-03034) dated Dec. 18, 2000).
4.02*

Supplemental Trust Indenture dated Dec. 15, 2000, between Xcel Energy Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee, creating $600 million principal amount of 7 percent Senior Notes, Series due 2010. (Exhibit 4.01 to Form 8-K (file no. 001-03034) dated Dec. 18, 2000).

4.03*

Stockholder Protection Rights Agreement dated Dec. 13, 2000, between Xcel Energy Inc. and Wells Fargo Bank Rights Agent. (Exhibit 1 to Form 8-K (file no. 001-03034) dated Minnesota, N.A., as Jan. 4, 2001).

4.04*

Supplemental Trust Indenture No. 2 dated June 15, 2003 between Xcel Energy Inc. and Wells Fargo Bank NA, supplementing trust indenture dated Dec. 1, 2000 (Exhibit 4.01 to Form 10-Q (file no. 001-03034) dated Aug. 15, 2003).

4.05*

Supplemental Trust Indenture dated June 1, 2006 between Xcel Energy Inc. and Wells Fargo Bank, National Association as Trustee, creating $300,000,000 principal amount of 6.5 percent Senior Notes, Series due 2036 (Exhibit 4.01 to Current Report on Form 8-K (file no. 001-03034) dated June 6, 2006).

4.06*

Supplemental Indenture dated March 30, 2007 between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, creating $253,979,000 aggregate principal amount of 5.613 percent Senior Notes, Series due 2017 (Exhibit 4.01 to Form 8-K (file no. 001-03034) dated March 30, 2007).

4.07*

Registration Rights Agreement dated March 30, 2007 between Xcel Energy Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc. and Lazard Capital Markets LLC (Exhibit 10.01 to Form 8-K (file no. 001-03034) dated March 30, 2007).

5.1	Opinion of Michael Connelly.
12.01	Statement of Computation of Ratio of Earnings to Fixed Charges.
21.01	Subsidiaries of Xcel Energy Inc.
23.01	Consent of Michael Connelly (included in Exhibit 5.1).
23.02	Consent of Independent Registered Public Accounting Firm.
24.01	Power of Attorney.
25.01	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1.
99.01	Form of Letter of Transmittal.
99.02	Form of Notice of Guaranteed Delivery.
99.03	Form of Letter to Clients.
99.04	Form of Letter to Brokers.

* Incorporated by reference.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows:  that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus (1) that is filed pursuant to the immediately preceding paragraph or (2) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on June       , 2007.

Xcel Energy Inc.

By:	/s/ Cathy J. Hart
Name:	Cathy J. Hart
Title:	Vice President and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons in the capacities and on the dates indicated.

*	Chairman, President and Chief Executive	June , 2007
Richard C. Kelly	Officer (Principal Executive Officer)

*	Vice President and Chief Financial Officer	June , 2007
Benjamin G.S. Fowke, III	(Principal Financial Officer)

*	Vice President and Controller	June , 2007
Teresa S. Madden	(Principal Accounting Officer)

*	Director	June , 2007
C. Coney Burgess

*	Director	June , 2007
Fredric W. Corrigan

*	Director	June , 2007
Richard K. Davis

*	Director	June , 2007
Roger R. Hemminghaus

*	Director	June , 2007
A. Barry Hirschfeld

*	Director	June , 2007
Richard C. Kelly

*	Director	June , 2007
Douglas W. Leatherdale

*	Director	June , 2007
Albert F. Moreno

*	Director	June , 2007
Dr. Margaret R. Preska

*	Director	June , 2007
A. Patricia Sampson

*	Director	June , 2007
Richard H. Truly

	Director	June , 2007
David A. Westerlund

	Director	June , 2007
Timothy V. Wolf

*By:	/s/ Cathy J. Hart
Cathy J. Hart
(Attorney-in-Fact)
June , 2007

EXHIBIT INDEX

2.01*

Agreement and Plan of Merger, dated as of March 24, 1999, by and between Northern States Power Co. and New Century Energies, Inc. (Exhibit 2.1 to New Century Energies, Inc. Form 8-K (file no. 001-12907) dated March 24, 1999).

2.02*	Order confirming NRG plan of reorganization dated Nov. 24, 2003 (Exhibit 99.b.10 to Form POS AMC (file no. 070-10152) dated Dec. 1, 2003).
2.03*	Release-Based Amount Agreement dated Dec. 5, 2003 between Xcel Energy Inc. and NRG Energy, Inc. (Exhibit 2.03 to Form 10-K (file no. 001-03034) dated March 15, 2004).
2.04*	Settlement Agreement dated Dec. 5, 2003 between Xcel Energy Inc. and NRG Energy, Inc. (Exhibit 2.04 to Form 10-K (file no. 001-03034) dated March 15, 2004).
2.05*	Employee Matters Agreement dated Dec. 5, 2003 between Xcel Energy Inc. and NRG Energy, Inc. (Exhibit 2.05 to Form 10-K (file no. 001-03034) dated March 15, 2004).
2.06*	Tax Matters Agreement dated Dec. 5, 2003 between Xcel Energy Inc. and NRG Energy, Inc. (Exhibit 2.06 to Form 10-K (file no. 001-03034) dated March 15, 2004).
2.07*	Stock Purchase Agreement between Xcel Energy Inc., as “Seller,” and Black Hills Corporation, as “Buyer,” dated Jan. 13, 2004 (Exhibit 99.01 to Form 8-K (file no. 001-03034) dated May 14, 2004).
3.01*	Restated Articles of Incorporation of Xcel Energy (Exhibit 4.01 to Form 8-K (file no. 001-03034) filed Aug. 21, 2000).
3.02*	By-Laws of Xcel Energy (Exhibit 3.01 to Form 10-Q (file no. 001-03034) filed Aug. 4, 2004).
4.01*	Trust Indenture dated Dec. 1, 2000, between Xcel Energy Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee. (Exhibit 4.01 to Form 8-K (file no. 001-03034) dated Dec. 18, 2000).
4.02*

Supplemental Trust Indenture dated Dec. 15, 2000, between Xcel Energy Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee, creating $600 million principal amount of 7 percent Senior Notes, Series due 2010. (Exhibit 4.01 to Form 8-K (file no. 001-03034) dated Dec. 18, 2000).

4.03*

Stockholder Protection Rights Agreement dated Dec. 13, 2000, between Xcel Energy Inc. and Wells Fargo Bank Rights Agent. (Exhibit 1 to Form 8-K (file no. 001-03034) dated Minnesota, N.A., as Jan. 4, 2001).

4.04*

Supplemental Trust Indenture No. 2 dated June 15, 2003 between Xcel Energy Inc. and Wells Fargo Bank NA, supplementing trust indenture dated Dec. 1, 2000 (Exhibit 4.01 to Form 10-Q (file no. 001-03034) dated Aug. 15, 2003).

4.05*

Supplemental Trust Indenture dated June 1, 2006 between Xcel Energy Inc. and Wells Fargo Bank, National Association as Trustee, creating $300,000,000 principal amount of 6.5 percent Senior Notes, Series due 2036 (Exhibit 4.01 to Current Report on Form 8-K (file no. 001-03034) dated June 6, 2006).

4.06*

Supplemental Indenture dated March 30, 2007 between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, creating $253,979,000 aggregate principal amount of 5.613 percent Senior Notes, Series due 2017 (Exhibit 4.01 to Form 8-K (file no. 001-03034) dated March 30, 2007).

4.07*

Registration Rights Agreement dated March 30, 2007 between Xcel Energy Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc. and Lazard Capital Markets LLC (Exhibit 10.01 to Form 8-K (file no. 001-03034) dated March 30, 2007).

5.1	Opinion of Michael Connelly.
12.01	Statement of Computation of Ratio of Earnings to Fixed Charges.
21.01	Subsidiaries of Xcel Energy Inc.
23.01	Consent of Michael Connelly (included in Exhibit 5.1).
23.02	Consent of Independent Registered Public Accounting Firm.
24.01	Power of Attorney.
25.01	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1.
99.01	Form of Letter of Transmittal.
99.02	Form of Notice of Guaranteed Delivery.
99.03	Form of Letter to Clients.
99.04	Form of Letter to Brokers.

* Incorporated by reference.